Contacts:
Investor Relations:
Meredith Burns
ir@cimpress.com
+1.781.652.6480
Media Relations:
Cheryl Wadsworth
mediarelations@cimpress.com

Cimpress Reports Second Quarter Fiscal Year 2015 Financial Results

•	Second quarter 2015 results:

◦	Revenue grew 19 percent year over year to $439.9 million

◦	Revenue grew 7 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦	GAAP net income per diluted share increased to $1.89, compared with $1.18 in the same quarter last year

◦	Non-GAAP adjusted net income per diluted share increased 41 percent year over year to $2.12

Venlo, the Netherlands, January 28, 2015 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, today announced financial results for the three month period ended December 31, 2014, the second quarter of its 2015 fiscal year.

“We delivered good results across the business in our second quarter,” said Robert Keane, president and chief executive officer. “Quarterly revenue reflected continued improvement in the growth of our Vistaprint brand as a result of our investments in our customer value proposition, as well as continued strong growth of our recent acquisitions. Profitability, operating cash flow and free cash flow were also strong. In November, our shareholders overwhelmingly supported the name change of our corporate parent company to Cimpress, as a clear reflection of our strategy to extend our mass customization capabilities well beyond our traditional Vistaprint-branded business. In pursuit of this vision we have embarked on a major multi-year investment to engineer a shared platform of software-driven mass customization capabilities that we can leverage across multiple customer-facing brands.”

Consolidated Financial Metrics:

•
Revenue for the second quarter of fiscal year 2015 was $439.9 million, a 19 percent increase compared to revenue of $370.8 million reported in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months, total revenue grew 7 percent year over year in the second quarter.

•
Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the second quarter was 64.4 percent, down from 67.4 percent in the same quarter a year ago. The year-over-year reduction in gross margin was primarily due to our recent acquisitions of Printdeal (formerly named People & Print Group) and Pixartprinting, which have lower gross margins than our Vistaprint-branded business. Excluding the businesses we acquired during the past twelve months, our gross margin increased slightly year over year.

•
Operating income in the second quarter was $59.9 million, or 13.6 percent of revenue, an increase in absolute dollars but a decrease as a percent of revenue compared to $52.5 million, or 14.2 percent of revenue, in the same quarter a year ago. This operating margin compression is driven by increased amortization expense for acquisition-related intangible assets, as well as the change in fair-value of our acquisition-related earn-outs.

•
GAAP net income for the second quarter was $63.6 million, or 14.5 percent of revenue, compared to $40.9 million, or 11.0 percent of revenue in the same quarter a year ago. Part of the significant year-over-year growth in GAAP net income is due to below-the-line currency movements that created losses in the year-ago period but gains in the current period.

•	GAAP net income per diluted share for the second quarter was $1.89, versus $1.18 in the same quarter a year ago, due in part to the currency movements described above.

•
Non-GAAP adjusted net income for the second quarter, which excludes amortization expense for acquisition-related intangible assets, tax charges related to the alignment of acquisition-related intellectual property with our operational structure, the change in the fair-value estimate of our acquisition-related earn-outs, unrealized currency gains and losses on currency hedges and intercompany financing arrangements included in net income, share-based compensation expense, and the related income tax effect of these items, was $72.1 million, or 16.4 percent of revenue, representing a 37 percent increase compared to $52.7 million, or 14.2 percent of revenue, in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the second quarter, as defined above, was $2.12, versus $1.50 in the same quarter a year ago.

•	Capital expenditures in the second quarter were $18.3 million, or 4.2 percent of revenue.

•
During the second quarter, the company generated $138.2 million of cash from operations and $116.0 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs.

•
As of December 31, 2014, the company had $77.9 million in cash and cash equivalents and $346.9 million of debt. After considering debt covenant limitations, as of December 31, 2014 the company had $399.1 million available for borrowing under its committed credit facility.

Operating metrics are provided as a table-based supplement to this press release. The recent acquisitions of Printdeal, Pixartprinting, FotoKnudsen and the recent investment in Printi are not yet incorporated into our customer metrics.

Fiscal 2015 Outlook as of January 28, 2015:
Ernst Teunissen, executive vice president and chief financial officer, said, “Now that we are halfway through our fiscal year, we are adjusting our guidance to reflect, on the one hand currency headwinds but, on the other hand, solid year-to-date operational results."

Financial Guidance as of January 28, 2015:
The company provides revenue and earnings guidance on only a fiscal year basis, not quarterly. Our guidance incorporates completed acquisitions and share repurchases, and outstanding debt obligations, as of January 28, 2015. Based on current and anticipated levels of demand, the company expects the following financial results:

Fiscal Year 2015 Revenue

•
The company expects revenue of approximately $1,430 million to $1,470 million, or 13 percent to 16 percent growth year over year in reported terms and 17 percent to 20 percent growth on a constant-currency basis. Constant-currency growth expectations assume a recent 30-day currency exchange rate for all currencies.

•	This constant-currency growth expectation remains the same as the guidance we last gave on October 29, 2014 at the top end of the range. We have increased the low end of the range.

•	Our reported revenue outlook has been lowered at the high end of the range by about $30 million due to recent weakening of currencies against the US dollar, particularly European currencies.

Fiscal Year 2015 GAAP Net Income Per Diluted Share

•	The company expects GAAP net income per diluted share of approximately $2.00 to $2.30, which assumes 33.6 million weighted average diluted shares outstanding.

•	We expect our fiscal 2015 GAAP net income to benefit from strong year-to-date operational performance.

•
Based on a recent 30-day currency exchange rate for relevant currencies, we estimate that realized gains and losses on currency forward contracts as well as natural hedges will largely offset the currency impact to revenue in our full-year net income results.

•
However, we are decreasing our GAAP EPS guidance range versus the guidance we last gave on October 29, 2014 because of a large projected GAAP loss in the third quarter resulting from the recent appreciation of the Swiss Franc, which has a non-cash, non-operational impact on a US dollar denominated intercompany loan. If the USD to CHF exchange rates remain the same as late January rates, we expect this loss will more than offset the year-to-date currency gains on the intercompany loan we have recorded in our GAAP net income. This projected loss is excluded from our non-GAAP EPS expectation.

Fiscal Year 2015 Non-GAAP Adjusted Net Income Per Diluted Share

•	The company expects non-GAAP adjusted net income per diluted share of approximately $3.80 to $4.10, which excludes our expectations for the following items inclusive of their tax effects:

◦	Acquisition-related amortization of intangible assets of approximately $22.2 million or approximately $0.65 per diluted share

◦	Share-based compensation expense of approximately $21.7 million or approximately $0.64 per diluted share

◦	The change in fair-value estimate of our acquisition-related earn-outs of approximately $7.4 million or approximately $0.22 per diluted share

◦	Tax charges related to the alignment of acquisition-related intellectual property with global operations of approximately $2.2 million, or $0.06 per diluted share.

◦	An unrealized currency loss of $(11.0) million, or $(0.32) per diluted share, based on a recent spot rate of relevant currencies (USD to Swiss Franc).

◦	Changes in unrealized gains on currency forward contracts of $2.3 million, or $0.07 per diluted share, based on a recent 30-day currency exchange rate for relevant currencies.

•	This guidance assumes a non-GAAP weighted average diluted share count of approximately 34.0 million shares.

•	This non-GAAP EPS guidance is higher than the guidance we last gave on October 29, 2014 to reflect our strong performance to date.

Fiscal Year 2015 Depreciation and Amortization and Capital Expenditures

•
The company expects depreciation and amortization expense to be approximately $95 million to $100 million. This includes the amortization of acquisition-related intangible assets described above in our non-GAAP earnings per share expectations, as well as our expectations for capitalized software development costs.

•
The company expects to make capital expenditures of approximately $85 million to $95 million. The majority of planned capital investments are designed to support the planned long-term growth of the business. This fiscal year, we expect to invest about $20 million to build a new manufacturing facility in Japan as part of our joint venture there and about $20 million in the expansion of our product lines and other new manufacturing capabilities.

The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.

Cimpress has posted at ir.cimpress.com an end-of-quarter presentation with accompanying prepared remarks. On Thursday, January 29, 2015 at 7:30 a.m. (EST) the company will host a live Q&A conference call with management to discuss the financial results, which will be available via web cast at ir.cimpress.com and via dial-in at +1 (877) 703-6108, access code 90951641. A replay of the Q&A session will be available on the company’s Web site following the call on January 29, 2015.

About non-GAAP financial measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth and constant-currency revenue growth excluding revenue from acquisitions made during the past year. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense, amortization of acquisition-related intangibles, tax charges related to the alignment of acquisition-related intellectual property with global operations, changes in unrealized gains and losses on currency forward contracts, unrealized currency gains and losses on intercompany financing arrangements, the charge for the disposal of our minority investment in China, the change in fair-value estimate of our acquisition-related earn-outs, and the related income tax effect of these items. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar and excludes the impact of gains and losses on effective currency hedges recognized in revenue in the prior year periods. Constant-currency revenue growth excluding revenue from acquisitions during the past year excludes the impact of currency as defined above and revenue from Printdeal, Pixartprinting and FotoKnudsen.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. These non-GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For 20 years, the company has focused on developing software and manufacturing capabilities that transform traditional markets in order to make customized products accessible and affordable to everyone.  Cimpress’ portfolio of brands that includes Vistaprint, Albelli, Drukwerkdeal, Pixartprinting and others serves many customer segments across many applications for mass customization. The company produces more than 80 million unique products a year via its network of computer integrated manufacturing facilities. To learn more, visit http://www.cimpress.com.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth, development, and profitability of our business and our recent acquisitions and our financial outlook and guidance set forth under the headings “Fiscal 2015 Outlook as of January 28, 2015” and “Financial Guidance as of January 28, 2015.” Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make; the failure of our strategy, investments, and efforts to reposition the Vistaprint brand to have the effects that we expect; our failure to promote and strengthen our brands; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to identify and address the causes of our revenue weakness in some of our markets; our failure to manage the growth and complexity of our business and expand our operations; costs and disruptions caused by acquisitions and strategic investments; the failure of the businesses we acquire or invest in, including Printdeal, Pixartprinting, FotoKnudsen, and Printi to perform as expected; the willingness of purchasers of marketing services and products to shop online; the failure of our current and new marketing channels to attract customers; currency fluctuations that affect our revenues and costs including the impact of currency hedging strategies and intercompany transactions; unanticipated changes in our markets, customers, or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; our failure to retain key employees; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2014 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

CIMPRESS N.V.
CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share and per share data)

	December 31, 2014	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$77,881	$62,508
Marketable securities	8,557	13,857
Accounts receivable, net of allowances of $286 and $212, respectively	30,733	23,515
Inventory	15,246	12,138
Prepaid expenses and other current assets	46,648	45,923
Total current assets	179,065	157,941
Property, plant and equipment, net	391,016	352,221
Software and web site development costs, net	16,091	14,016
Deferred tax assets	12,987	8,762
Goodwill	305,013	317,187
Intangible assets, net	94,887	110,214
Other assets	27,438	28,644
Total assets	$1,026,497	$988,985
Liabilities, noncontrolling interests and shareholders’ equity
Current liabilities:
Accounts payable	$72,065	$52,770
Accrued expenses	181,581	121,177
Deferred revenue	25,584	26,913
Deferred tax liabilities	1,219	2,178
Short-term debt	14,884	37,575
Other current liabilities	518	888
Total current liabilities	295,851	241,501
Deferred tax liabilities	27,031	30,846
Lease financing obligation	55,870	18,117
Long-term debt	332,065	410,484
Other liabilities	48,379	44,420
Total liabilities	759,196	745,368

Redeemable noncontrolling interests	9,466	11,160
Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 32,603,954 and 32,329,244 shares outstanding, respectively	615	615
Treasury shares, at cost, 11,476,673 and 11,751,383 shares, respectively	(414,104)	(423,101)
Additional paid-in capital	314,954	309,990
Retained earnings	430,143	342,840
Accumulated other comprehensive (loss) income	(75,416)	2,113
Total shareholders’ equity attributable to Cimpress N.V.	256,192	232,457
Noncontrolling interest	1,643	—
Total shareholders' equity	257,835	232,457
Total liabilities, noncontrolling interests and shareholders’ equity	$1,026,497	$988,985

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Revenue	$439,905	$370,807	$773,837	$645,896
Cost of revenue (1)	156,620	120,789	286,840	216,579
Technology and development expense (1)	46,625	42,874	90,530	85,121
Marketing and selling expense (1)	139,058	124,128	250,885	226,561
General and administrative expense (1)	37,714	30,494	68,835	56,704
Income from operations	59,888	52,522	76,747	60,931
Other income (expense), net	9,855	(3,209)	21,991	(8,035)
Interest income (expense), net	(3,031)	(1,566)	(6,377)	(3,143)
Income before income taxes and loss in equity interests	66,712	47,747	92,361	49,753
Income tax provision	3,850	6,005	6,082	6,820
Loss in equity interests	—	867	—	1,646
Net income	62,862	40,875	86,279	41,287
Add: Net loss attributable to noncontrolling interests	747	—	1,024	—
Net income attributable to Cimpress N.V.	$63,609	$40,875	$87,303	$41,287
Basic net income per share attributable to Cimpress N.V.	$1.96	$1.24	$2.69	$1.26
Diluted net income per share attributable to Cimpress N.V.	$1.89	$1.18	$2.62	$1.20
Weighted average shares outstanding — basic	32,536,046	32,861,393	32,461,432	32,760,384
Weighted average shares outstanding — diluted	33,581,100	34,552,194	33,367,767	34,463,006
____________________________________________
(1) Share-based compensation is allocated as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Cost of revenue	$14	$72	$45	$138
Technology and development expense	1,002	2,418	1,929	4,878
Marketing and selling expense	58	1,588	972	3,277
General and administrative expense	5,310	3,795	9,180	7,965

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Operating activities
Net income	$62,862	$40,875	$86,279	$41,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,895	16,840	47,354	32,465
Share-based compensation expense	6,384	7,873	12,126	16,258
Excess tax benefits derived from share-based compensation awards	(1,023)	(493)	(1,342)	(1,987)
Deferred taxes	(4,085)	(5,370)	(8,242)	(7,594)
Loss in equity interests	—	867	—	1,646
Unrealized (gain) loss on derivative instruments included in net income	(14)	(1,155)	(3,482)	3,701
Change in fair value of contingent consideration	3,701	—	7,378	—
Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency	(8,485)	3,036	(18,597)	2,868
Other non-cash items	1,231	90	1,772	323
Changes in operating assets and liabilities excluding the effect of business acquisitions:
Accounts receivable	(4,375)	1,403	(6,941)	(1,414)
Inventory	(2,759)	(687)	(3,256)	(563)
Prepaid expenses and other assets	(2,049)	(8,757)	14,738	(12,865)
Accounts payable	15,159	7,587	21,611	4,751
Accrued expenses and other liabilities	48,782	32,918	41,446	16,028
Net cash provided by operating activities	138,224	95,027	190,844	94,904
Investing activities
Purchases of property, plant and equipment	(18,268)	(24,592)	(34,952)	(42,169)
Business acquisitions, net of cash acquired	2,910	—	(22,997)	—
Proceeds from sale of intangible assets	—	—	—	137
Purchases of intangible assets	(60)	(44)	(145)	(119)
Capitalization of software and website development costs	(3,910)	(2,605)	(7,449)	(4,419)
Investment in equity interests	—	(4,894)	—	(4,994)
Net cash used in investing activities	(19,328)	(32,135)	(65,543)	(51,564)
Financing activities
Proceeds from borrowings of debt	39,500	23,500	139,500	67,000
Payments of debt and debt issuance costs	(140,254)	(88,967)	(243,266)	(101,604)
Payments of withholding taxes in connection with share awards	(1,253)	(1,279)	(2,764)	(3,941)
Payments of capital lease obligations	(1,581)	—	(2,842)	—
Excess tax benefits derived from share-based compensation awards	1,023	493	1,342	1,987
Proceeds from issuance of ordinary shares	3,937	667	4,782	4,163
Payment of dividend to noncontrolling interest	(92)	—	(92)	—
Net cash used in financing activities	(98,720)	(65,586)	(103,340)	(32,395)
Effect of exchange rate changes on cash and cash equivalents	(3,216)	353	(6,588)	1,300
Net increase (decrease) in cash and cash equivalents	16,960	(2,341)	15,373	12,245
Cash and cash equivalents at beginning of period	60,921	64,651	62,508	50,065
Cash and cash equivalents at end of period	$77,881	$62,310	$77,881	$62,310

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Non-GAAP adjusted net income reconciliation:
Net income attributable to Cimpress N.V.	63,609	$40,875	$87,303	$41,287

Add back inclusive of tax effect:
Share-based compensation expense	5,397	8,062	11,166	16,638
Amortization of acquisition-related intangible assets	5,375	2,249	11,914	4,449
Tax cost of transfer of intellectual property	1,235	1,468	1,781	1,531
Change in fair value of contingent consideration	3,701	—	7,378	—
Changes in unrealized (gain) loss on currency forward contracts included in net income	(14)	(1,155)	(3,482)	3,701
Unrealized currency (gain) loss on intercompany loans	(7,205)	1,163	(15,191)	1,163
Non-GAAP adjusted net income	$72,098	$52,662	$100,869	$68,769

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$1.89	$1.18	$2.62	$1.20

Add back inclusive of tax effect:
Share-based compensation expense	0.16	0.22	0.32	0.47
Amortization of acquisition-related intangible assets	0.15	0.06	0.34	0.12
Tax cost of transfer of intellectual property	0.03	0.04	0.04	0.04
Change in fair value of contingent consideration	0.10	—	0.21	—
Changes in unrealized (gain) loss on currency forward contracts included in net income	—	(0.03)	(0.10)	0.10
Unrealized currency transaction (gain) loss on intercompany loan	(0.21)	0.03	(0.45)	0.03
Non-GAAP adjusted net income per diluted share	$2.12	$1.50	$2.98	$1.96

Non-GAAP adjusted weighted average shares reconciliation:
GAAP weighted average shares outstanding - diluted	33,581,100	34,552,194	33,367,767	34,463,006
Add:
Additional shares due to unamortized share-based compensation	503,120	566,199	477,216	598,923
Non-GAAP adjusted weighted average shares outstanding - diluted	34,084,220	35,118,393	33,844,983	35,061,929

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Free cash flow reconciliation:
Net cash provided by (used in) operating activities	$138,224	$95,027	$190,844	$94,904
Purchases of property, plant and equipment	(18,268)	(24,592)	(34,952)	(42,169)
Purchases of intangible assets not related to acquisitions	(60)	(44)	(145)	(119)
Capitalization of software and website development costs	(3,910)	(2,605)	(7,449)	(4,419)
Free cash flow	$115,986	$67,786	$148,298	$48,197

	GAAP Revenue						Constant - currency excluding acquisitions
	Three Months Ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2014	2013	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Revenue Growth
Revenue growth reconciliation by region:
North America	$206,497	$189,447	9%	1%	10%	—%	10%
Europe	208,606	161,031	30%	11%	41%	(37)%	4%
Other	24,802	20,329	22%	5%	27%	(17)%	10%
Total revenue	$439,905	$370,807	19%	4%	23%	(16)%	7%

	GAAP Revenue						Constant - currency excluding acquisitions
	Six Months Ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2014	2013	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Revenue Growth
Revenue growth reconciliation by region:
North America	$384,239	$354,221	8%	1%	9%	—%	9%
Europe	346,968	255,735	36%	6%	42%	(40)%	2%
Other	42,630	35,940	19%	2%	21%	(12)%	9%
Total revenue	$773,837	$645,896	20%	2%	22%	(16)%	6%

	GAAP Revenue						Constant- Currency revenue growth
	Three months ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2014	2013	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint Business Unit	$356,259	$344,865	3%	4%	7%	—%	7%
All Other Business Units	83,646	25,942	222%	7%	229%	(222)%	7%
Total revenue	$439,905	$370,807	19%	4%	23%	(16)%	7%

	GAAP Revenue						Constant- Currency revenue growth
	Six months ended December 31,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2014	2013	% Change	(Favorable)/Unfavorable	Revenue Growth	(Favorable)/Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint Business Unit	$627,944	$600,645	5%	2%	7%	—%	7%
All Other Business Units	145,893	45,251	222%	4%	226%	(221)%	5%
Total revenue	$773,837	$645,896	20%	2%	22%	(16)%	6%

	CIMPRESS N.V.
	Supplemental Financial Information and Operating Metrics
		Q2 FY2014	Q3 FY2014	Q4 FY2014	FY2014	Q1 FY2015	Q2 FY2015

[1]	New Customer Orders (millions) - excludes acquisitions made since Q4 FY 2014	2.9	2.4	2.2	9.7	2.1	2.7
	y/y growth	(12)%	(8)%	—%	(8)%	(5)%	(7)%

[2]	Total Order Volume (millions) - excludes acquisitions made since Q4 2014	9.1	7.3	7.0	30.5	6.8	8.8
	y/y growth	(7)%	(6)%	(1)%	(4)%	(4)%	(3)%

[3]	Average Order Value - excludes acquisitions made since Q4 2014 ($USD)	$40.92	$40.14	$42.50	$40.74	$43.32	$43.55
	y/y growth	15%	7%	9%	10%	10%	6%

[4]	TTM Unique Active Customer Count - excludes acquisitions made since Q4 2014 (millions)	16.9	16.8	16.7		16.7	16.6
	y/y growth	2%	(1)%	(2)%		(2)%	(2)%
	TTM new customer count (millions)	10.0	9.8	9.7		9.6	9.4
	TTM repeat customer count (millions)	6.9	7.0	7.0		7.1	7.2

[5]	TTM Average Bookings per Unique Active Customer - excludes acquisitions made since Q4 2014	$72	$73	$74		$75	$76
	y/y growth	7%	7%	7%		7%	6%
	TTM average bookings per new customer (approx.)	$53	$53	$54		$55	$56
	TTM average bookings per repeat customer (approx.)	$100	$101	$102		$103	$103

[6]	Advertising & Commissions Expense - excluding acquisitions made since Q4 2014 (millions)	$81.6	$65.9	55.7	$266.4	$62.2	$83.1
	as % of revenue	22.0%	23.0%	18.9%	21.7%	21.3%	21.8%

[7]	Advertising & Commissions Expense - Consolidated (millions)	$81.6	$65.9	$57.1	$267.7	$63.9	$85.6
	as % of revenue	22.0%	23.0%	16.9%	21.1%	19.1%	19.5%

	Revenue - Consolidated as Reported ($ millions)	$370.8	$286.2	$338.2	$1,270.2	$333.9	$439.9
	y/y growth	6%	(1)%	21%	9%	21%	19%
	y/y growth in constant currency	6%	(1)%	19%	8%	21%	23%

	North America ($ millions)	$189.4	$166.1	$179.9	$700.2	$177.7	$206.5
	y/y growth	13%	2%	6%	9%	8%	9%
	y/y growth in constant currency	14%	3%	7%	9%	8%	10%
	as % of revenue	51%	58%	53%	55%	53%	47%
	Europe ($ millions)	$161.0	$104.2	$142.2	$502.1	$138.4	$208.6
	y/y growth	1%	(4)%	50%	11%	46%	30%
	y/y growth in constant currency	(2)%	(7)%	43%	7%	45%	41%
	as % of revenue	43%	36%	42%	40%	42%	47%
	Other Regions ($ millions)	$20.3	$15.9	$16.1	$67.9	$17.8	$24.8
	y/y growth	(5)%	(3)%	3%	(4)%	14%	22%
	y/y growth in constant currency	6%	10%	8%	6%	13%	27%
	as % of revenue	6%	6%	5%	5%	5%	6%

[8]	Physical printed products and other ($ millions)	$350.5	266.4	$318.7	$1,189.9	$315.1	$422.1
	Digital products/services ($ millions)	$20.3	19.7	$19.5	$80.3	$18.8	$17.8

	Headcount at end of period	4,642	4,494	5,127		5,336	5,859
	Full-time employees	4,217	4,370	4,901		5,040	5,203
	Temporary employees	425	124	226		296	656
	Notes:	Some numbers may not add due to rounding. Metrics are unaudited and where noted, approximate.

Starting in Q3 Fiscal 2012, Albumprinter and Webs results have been included in customer metrics. Printi, Printdeal, Pixartprinting and FotoKnudsen are not included in the customer metrics above. Also starting in the same period, a minor calculation methodology change was made in order to accommodate the consolidation.

[1]	Orders from first-time customers in period, excluding Printi, Printdeal, Pixartprinting and FotoKnudsen
[2]	Total order volume in period, excluding Printi, Printdeal, Pixartprinting and FotoKnudsen
[3]	Total bookings, including shipping and processing, divided by total orders, excluding Printi, Printdeal, Pixartprinting and FotoKnudsen
[4]	Number of individual customers who purchased from us in a given period, with no regard to frequency of purchase, excluding Printi, Printdeal, Pixartprinting and FotoKnudsen
[5]
Total bookings for a trailing twelve month period, including shipping and processing, divided by number of unique customers in the same period, excluding Printi, Printdeal, Pixartprinting and FotoKnudsen

[6]	External advertising and commissions expense, excluding Printi, Printdeal, Pixartprinting and FotoKnudsen
[7]	External advertising and commissions expense for the consolidated business
[8]	Other revenue includes miscellaneous items which account for less than 1% of revenue